PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of February 25, 2016 (the “Effective Date”), by and between VOLT ORANGECA REAL ESTATE CORP., a Delaware corporation (“Seller”), and GLASSELL GRAND AVENUE PARTNERS, LLC, a Delaware limited liability company (“Buyer”).  Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.           The real property that is the subject of this Agreement (the “Real Property”) is located at 2401, 2411 and 2421 North Glassell Street, in the City of Orange (“City”), County of Orange (“County”), State of California (“State”), containing collectively an area of approximately 11.88 acres of land and more fully described on Exhibit “A” attached hereto.

 B.           On the terms and subject to the conditions contained in this Agreement, Seller desires to sell and Buyer desires to purchase the Real Property and all of the following (collectively, together with the Real Property, the “Property”):

(i)           all buildings and other improvements on the Real Property (“Improvements”);

(ii)           Seller’s right, title and interest in and to all assignable development rights, privileges, entitlements, governmental permits, licenses, certificates and other governmental approvals, if any, now or hereafter obtained that pertain to the Real Property (“Intangible Rights”);

(iii)           all easements, rights of way and other rights appurtenant to the Real Property; and

(iv)           Seller’s right, title and interest as lessor in and to that certain Building Lease Agreement dated April 4, 1996 between Seller, as lessor, and Cox California PCS, Inc., as lessee, as amended pursuant to that certain First Lease Amendment dated March 6, 1997 between Seller, as lessor, Cox California PCS, Inc., as lessee, and Cox Communications PCS, LP, as assignee and the predecessor in interest to the current lessee, Sprint PCS Assets, L.L.C. (collectively, the “Sprint Lease”).

NOW, THEREFORE, in consideration of the promises and covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.             Recitals Incorporated.  The Recitals above are an integral part of this Agreement and are incorporated herein by reference.

2.             Escrow and Closing.

2.1           Opening of Escrow.  Prior to the Effective Date, the Parties shall open an escrow (the “Escrow”) at First American Title Company (“Escrow Holder”), whose address is set forth below, by delivering an executed copy of this Agreement to Escrow Holder.  Escrow Holder shall promptly notify Buyer and Seller in writing of the Opening of Escrow.  This Agreement shall constitute joint escrow instructions to Escrow Holder.  The Parties shall execute such additional instructions not inconsistent or conflicting with the provisions of this Agreement which may be reasonably required by Escrow Holder and shall be bound by Escrow Holder’s instructions; provided, however, if any conflict or inconsistency between the provisions of this Agreement and the provisions of Escrow Holder’s instructions exists or arises, the provisions of this Agreement shall control.

2.2           Closing and Closing Date.  The Close of Escrow shall occur on or before March 4, 2016 (the “Closing Date”).  As used herein, the terms “Closing” and “Close of Escrow” shall mean the recordation of the Deed (as hereinafter defined), conveying the Real Property to Buyer, in the Official Records of the County, and the disbursement of the Closing Payment (as hereinafter defined) to Seller.

2.3           Automatic Termination of Escrow and Agreement.  Except as set forth in Section 12.1 or 13.1 below, if the Close of Escrow does not occur by the Closing Date, the Escrow and this Agreement shall automatically terminate and be of no further force and effect without the need for further instructions or acknowledgements by the Parties.

3.             Purchase and Sale; Purchase Price.  On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller.  The purchase price for the Property is THIRTY FIVE MILLION, EIGHT HUNDRED FIFTY THOUSAND AND NO/1OO DOLLARS ($35,850,000) (the “Purchase Price”).

4.             Payment of Purchase Price.  The Purchase Price shall be paid as follows:

4.1           Deposit.  Buyer has heretofore deposited the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000) (the “Initial Deposit”) with the Escrow Holder.  On or before that day which is two (2) Business Days following the Effective Date (“Deposit Date”), Buyer shall deliver to Escrow Holder the sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000) (the “Final Deposit”) by cashier’s check, wire transfer, or other immediately available funds (the Initial Deposit and the Final Deposit shall be, collectively, the “Deposit”).  Escrow Holder shall invest the Deposit in an interest bearing account, with all interest accruing to the benefit of Buyer.  The Deposit shall be nonrefundable to Buyer under any circumstance other than as set forth in Section 4.3 below.  The Deposit shall be applied to payment of the Purchase Price upon Closing.  This Agreement shall only be effective upon Escrow Holder’s receipt of the Final Deposit pursuant to this Section and if Buyer does not place the Final Deposit in Escrow before 5:00 p.m. PDT/PST on the Deposit Date, this Agreement shall terminate and be of no further force and effect without the need for further instructions or acknowledgements by the Parties and the Escrow Holder shall disburse the Initial Deposit to Seller. This Section 4.1 shall survive the termination of this Agreement for the sole purpose of the handling of the Deposit after such termination.

4.2           Closing Payment.  On or prior to the Closing Date, Buyer shall deliver to Escrow Holder a sum equal to the Purchase Price less the Deposit in immediately available funds, as increased or decreased by an amount equal to Buyer’s share of prorations, closing costs and cash charges determined in accordance with this Agreement (the “Closing Payment”).

4.3           Refund of Deposit.  Notwithstanding anything to the contrary set forth elsewhere herein the Deposit shall be refundable to Buyer (in accordance with and subject to the specific terms and conditions of such refund as provided in the subject sections of this Agreement) upon termination of this Agreement because of:  (a) termination by Buyer in accordance with Section 13.2 as a result of Seller’s breach of this Agreement; (b) termination by Buyer in accordance with Section 8.3 as a result of the failure of any of the conditions to Buyer’s obligation to close as set forth in Section 8.2; (c) termination by Buyer pursuant to Section 10 as a result of Buyer’s investigations of title in connection with any modifications to the Pro Forma (as defined below); or (d) termination by Buyer in accordance with Section 20 as a result of a casualty or condemnation.

5.             Closing Costs, Taxes and Assessments.

5.1           Closing Costs.  Seller shall pay (a) the normal premium for a CLTA standard coverage owner’s policy of title insurance, with liability in the amount of the Purchase Price, showing title to the Property vested in Buyer subject only to the Permitted Exceptions (as defined below) (“Title Policy”) and the cost of any endorsements that Seller agrees to obtain to cure any Disapproved Exceptions, (b) one-half of Escrow Holder’s fees, (c) all recording costs, and (d) all documentary transfer taxes.  Buyer shall pay (i) all additional premiums for the ALTA extended portion of the Title Policy (if Buyer opts for such coverage) and the costs of any title endorsements and surveys, and (ii) one-half of Escrow Holder’s fees. All other costs related to the transaction shall be paid by the Parties in the manner consistent with customary practice for real property sales in the County.

5.2           Prorations.  All non-delinquent general and special real property taxes and assessments for the Real Property (all delinquent taxes and delinquent installments or assessments on the Real Property shall be paid by Seller at Closing) and any rents, additional rents or other income due from the tenant under the Sprint Lease are to be apportioned as of 12:00 a.m. PDT/PST on the day of Closing.  Notwithstanding the foregoing, if any rents, additional rents or other income shall be accrued and unpaid as of the Closing Date, such amounts shall not be prorated at Closing but instead any such rents, additional rents or other income collected by Buyer or Seller after the Closing Date shall be applied and paid, after deduction for the costs of collection, if any, in the following priority:  (i) first, to all amounts due under the Sprint Lease for the month of Closing, paid pro rata between Buyer and Seller; (ii) second, to Buyer for all amounts due under the applicable Lease for current Rent and any past due Rent relating to periods from and after the month of Closing, and (iii) the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller for periods prior to the month of Closing.  After Closing, Buyer shall use commercially reasonable efforts to collect any accrued and unpaid Rents or other income from the tenant under the Sprint Lease that

is not collected as of Closing on Seller’s behalf and to tender the same to Seller upon receipt.    Any prorations which are not expressly provided for herein shall be made in accordance with customary practice in the County.  All prorations shall be based on a thirty (30) day calendar month.  All apportionments made at the Closing pursuant to this Section 5.2 shall survive closing for a period of three (3) months.  At the expiration of said period, unless either Seller or Buyer objects to an apportionment or proration, all adjustments shall be deemed final.

6.             Deliveries by Seller.  No later than one (1) Business Day prior to the Closing Date (or as otherwise specified below), Seller shall deposit with Escrow Holder the following:

(a)           On the Effective Date, a lease between Buyer, as landlord, and Volt Information Sciences, Inc., a New York corporation and an affiliate of Seller (“Tenant”), as tenant, in the form of Exhibit “G” attached hereto (the “Lease”), duly executed by Tenant, which Lease shall not be effective until the Closing Date;

(b)           A Grant Deed (the “Deed”), in the form of Exhibit “B” attached hereto, duly executed by Seller and acknowledged;

(c)           A duly executed affidavit in the form of Exhibit “C” (the “Nonforeign Affidavit”) and a duly executed California FTB Form 593-C (the “Form 593-C”);

(d)           A customary sale closing statement (the “Closing Statement”), which shall be prepared by the Escrow Holder;

(e)           Seller’s share of closing costs and charges, in accordance with Section 5 of the Agreement (to the extent such costs and charges are not to be paid from the Closing Payment);

(f)           One (1) copy of the key or other unique means of access, such as an access card, to each exterior door for the buildings located on the Real Property, which will be delivered to Buyer promptly following the Closing Date;

(g)           Subject to Section 8.2(e), a written, fully-executed Third Amendment to the Standard Sublease dated July 8, 2010 between SA Recycling LLC and Volt Information Sciences, Inc., which modifies such sublease to among other things recognize the Lease as the “Master Lease” and Buyer as the “Master Lessor”, effective on or before the Closing Date, in a form reasonably approved by Buyer (the “Sublease Amendment”);

(h)           Owner’s affidavit in a form reasonably required by the Title Company to issue the Title Policy;

(i)           An Assignment of Intangibles, in the form attached hereto as Exhibit “E” and incorporated herein, duly executed by Seller (“General Assignment”);

(j)           An Assignment of Lease, pursuant to which Seller assigns the Sprint Lease to Buyer at Closing, in the form attached hereto as Exhibit “I” and incorporated herein, duly executed by Seller (“Sprint Lease Assignment”);

(k)           A First Amendment to Lease between Seller, as original landlord, and Tenant, as tenant, in the form of Exhibit “J” attached hereto (the “Amendment to Original Master Lease”), duly executed by Tenant and Seller; and

(l)           Such other customary instruments as are reasonably required by Buyer or Escrow Holder or otherwise required to proceed to the Closing and consummate the purchase and sale of the Property in accordance with the terms of this Agreement; provided that any such instruments (other than any customary indemnity required by the Title Company to address any mechanic’s liens or other monetary liens on title) do not materially increase Seller’s liability or obligations under this Agreement.

7.             Deposits by Buyer.  No later than one (1) Business Day prior to the Closing Date, or as otherwise specified below, Buyer shall deposit with Escrow Holder the following:

(a)           The Closing Payment in immediately available funds on the Closing Date;

(b)           On the Effective Date, the Lease executed by Buyer, which Lease shall not be effective until the Closing Date;

(c)           The General Assignment executed by Buyer;

(d)           The Sprint Lease Assignment executed by Buyer;

(e)           The Amendment to Original Master Lease acknowledged by Buyer;

(f)           The Closing Statement;

(g)           Buyer’s share of closing costs and cash charges, in accordance with Section 5; and

(h)           Such other customary instruments as are reasonably required by Seller or Escrow Holder or otherwise required to proceed to the Closing and consummate the purchase and sale of the Property in accordance with the terms of this Agreement; provided that any such instruments do not materially increase Buyer’s liability or obligations under this Agreement.

8.           Conditions to Close of Escrow.

8.1           Conditions to Seller’s Obligations.  The Closing and Seller’s obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions or Seller’s written waiver on or before the Closing Date.  Seller may waive in writing any or all of such conditions in its sole and absolute discretion.

(a)           Buyer shall have performed in all material respects all of the obligations to be performed by Buyer under this Agreement at or prior to the Closing, including without limitation, delivery of the Deposit described in Section 4.1, delivery of the Closing

Payment described in Section 4.2, and execution and delivery of the documents described in Section 7; and

(b)           Buyer’s representations and warranties herein shall be true and correct in all material respects as of the Closing.

8.2           Conditions to Buyer’s Obligations.  The Closing and Buyer’s obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions or Buyer’s written waiver thereof on or before the Closing Date.  Buyer may waive in writing any or all of such conditions in its sole and absolute discretion.

(a)           Seller shall have made the deposits required in Section 6;

(b)           Title Company shall be irrevocably committed to issuing the Title Policy to Buyer, in the full amount of the Purchase Price, showing Buyer as the fee simple owner of the Property, subject only to Permitted Exceptions;

(c)           Seller’s representations and warranties herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing;

(d)           Seller shall have performed in all material respects all of the obligations to be performed by Seller under the Agreement at or prior to Closing;

(e)           Seller shall use commercially reasonable efforts to obtain the Sublease Amendment on or before the Closing Date; provided, however, notwithstanding anything in this Agreement to the contrary, if Seller is unable to obtain the Sublease Agreement on or before the Closing Date, it shall not be a default hereunder, Buyer and Seller will complete the Closing on the Closing Date, and Seller shall have a period of thirty (30) days after the Closing Date to obtain the Sublease Amendment.  Seller’s obligation to use commercially reasonable efforts to obtain the Sublease Amendment within such 30-day period shall survive the Closing.

8.3           Termination.  In the event each condition set forth in Section 8.2 is not fulfilled as of the Closing (subject to the exception in Section 8.2(e)) or waived by Buyer, Buyer may, at its option, terminate this Agreement and Escrow, and the Deposit shall be returned to Buyer.  In the event that each condition set forth in Section 8.1 is not fulfilled as of the Closing or waived by Seller, Seller may, at its option, terminate this Agreement and Escrow.  This Section 8.3 shall in no way limit Seller’s remedies under Section 12 or Buyer’s remedies under Section 13, when applicable.  Notwithstanding anything herein to the contrary, Buyer’s rights under this Section 8.3 shall be subject to Section 13.2.  This Section 8.3 shall survive the termination of this Agreement for the sole purpose of the return of the Deposit to Buyer after such termination, when applicable.

9.             Closing.

9.1           Escrow Holder’s Actions.  Upon the Closing Date and when Escrow Holder holds the items required to be deposited by Buyer and Seller as described above, Escrow Holder is instructed and authorized to:  (a) record the Deed in the Office of the County Recorder of the County, (b) pay any transfer taxes, (c) instruct the County Recorder to return the Deed to the Party indicated thereon, (d) disburse to Seller from the funds deposited into Escrow by Buyer the Closing Payment, less Seller’s share of prorations, closing costs, taxes, assessments and other charges, as applicable, (e) disburse from funds deposited by Buyer amounts toward payment of all other items chargeable to the account of Buyer hereunder, and disburse the balance of such funds, if any, to Buyer, (f) deliver to Buyer the Non-Foreign Affidavit, the Form 593-C and the Title Policy, and (g) deliver to each Party counterparts of any other documents executed by the Parties at Closing.

9.2           Escrow Cancellation.  If Escrow fails to close due to a Party’s default or breach, the defaulting or breaching Party shall pay all Escrow Cancellation Charges.  If Escrow fails to close for any other reason, Buyer and Seller shall share equally all of Escrow Holder’s fees and charges.  “Escrow Cancellation Charges” means all fees, charges and expenses actually charged by Escrow Holder and the Title Company to the parties in connection with the cancellation of the Escrow and the Title order, if any.

10.           Investigations.

10.1         Title Matters.  Prior to execution of this Agreement, Buyer obtained a draft of an ALTA/ACSM land title survey of the Property prepared by Partner Engineering and Science, Inc. dated February 23, 2016 as revised and delivered to Purchaser on February 24, 2016 (the “Survey”) and the pro forma title insurance policy for the Property attached hereto as  Exhibit “H” (the “Pro Forma”) issued by First American Title Company (“Title Company”).  If Seller becomes aware of any new title or survey exception that is not disclosed on the Survey or the Pro Forma, Seller shall immediately notify Buyer of the same in writing.  If Buyer becomes aware of any new title or survey exception that is not disclosed on the Survey or the Proforma, Buyer shall notify Seller in writing of Buyer’s objections to such exceptions, if any (the “Disapproved Exceptions”) on or before the earlier of (i) the date that is seven (7) calendar days following the date that Buyer becomes aware of such exception or (ii) the Closing Date.  All exceptions identified on the Pro Forma, and any subsequent exceptions not timely objected to by Buyer shall be deemed “Permitted Exceptions”.  On or before that day which is three (3) Business Days following Seller’s receipt of Purchaser’s title objection notice, Seller shall notify Buyer in writing whether Seller elects, in its sole and absolute discretion, to cause the Title Company to eliminate the Disapproved Exceptions. Seller’s failure to timely respond to Buyer’s notice of Disapproved Exceptions shall be deemed Seller’s election not to eliminate any of the Disapproved Exceptions.  If Seller timely elects (or is deemed to have elected) not to eliminate such Disapproved Exceptions, then Buyer shall have the right on or before the date which is two (2) Business Days following Buyer’s receipt of Seller’s election notice (or the date that Seller is deemed to have elected not to eliminate the Disapproved Exceptions), to either waive its prior objection in which case such matter shall be a Permitted Exception or elect to terminate this Agreement and receive a refund of the Deposit. The Closing Date shall automatically be extended to accommodate the notice periods set forth herein and shall occur no earlier than two (2) Business Days after Buyer elects (or is deemed to have elected) to proceed with the Closing hereunder.  In the event Seller has elected to eliminate any of the Disapproved Exceptions but has been unable to do so prior to the Closing Date, Seller shall have the right to extend the Closing Date for a period of up to twenty (20) days to attempt to cure or remove such Disapproved Exceptions; provided, however, except as expressly set forth herein, Seller shall not be required to bring any action or proceeding, pay any monies, incur any expenses in respect to title to the Property, or to take any other action to remove any Disapproved Exceptions unless Seller has agreed to remove the subject Disapproved Exception. If Seller elects not to cure or remove any Disapproved Exceptions or if Seller is unable to cause the cure or removal of any Disapproved Exceptions within the period provided herein, then Seller shall notify Buyer and Escrow Holder, and Buyer may elect to either (a) terminate this Agreement by notice within two (2) Business Days after Buyer’s receipt of Seller’s notice, in which case Escrow Holder shall immediately return the Deposit to Buyer without any additional instructions from Seller, Escrow Holder shall immediately return all other documents, instruments and monies to the Party that deposited same and the Parties’ obligations to each other shall terminate except for those obligations of  Buyer which survive the termination of this Agreement, or (b) accept such title as Seller may convey and to complete the purchase of the Property, but in no event shall Buyer be entitled to any abatement of the Purchase Price or to any deduction, offset, credit, lost profits or other damages.  Notwithstanding anything to the contrary contained herein, Seller shall be obligated to remove and cure at Seller’s expense at or prior to the Closing all monetary liens encumbering title to the Property.  Seller’s removal of all such lien(s) prior to Closing shall be an express condition precedent to Closing for the benefit of Buyer.

10.2         Investigations of the Property.

(a)           Seller has heretofore delivered to Buyer copies of the following documents (collectively, the “Property Documents”):

(i)	2015 property operating statement;

(ii)	property tax bills for the current and immediately preceding tax year;

(iii)	Lease between Seller and Volt Information Sciences, Inc. dated September 1, 2001;

(iv)
Lease between Volt Information Sciences, Inc. and SA Recycling, LLC dated July 8, 2010; First Amendment to Sublease between Volt Information Sciences, Inc. and SA Recycling, LLC dated April 1, 2015; Second Amendment to Sublease between Volt Information Sciences, Inc. and SA Recycling, LLC dated June 10, 2015;

(v)
Lease between Seller and Cox PCS Assets, LLC dated April 4, 1996; First Lease Amendment between Seller, Cox California PCS, Inc., and Cox Communications PCS, LP dated March 6, 1997; Notice of Building Lease Assignment from Cox Communications PCS, LP dated December 31, 1997; letter dated January 31, 2005 from Sprint re: Extension of Building Lease Agreement;

(vi)	Phase I environmental site assessment dated October 22, 2015; and

(vii)	Letter dated August 22, 2001 from Mario Chavez-Marquez, Planning Division, City of Orange to Volt Corporate Park, and attachments.

Without limiting any other provision of this Agreement, Seller expressly disclaims, and Buyer acknowledges that, except as otherwise provided herein, Seller has not made and does not make any representations or warranties regarding the veracity, accuracy, or completeness of any Property Documents prepared by any third party.  The information contained in the Property Documents shall be subject to the confidentiality provisions set forth herein, including without limitation Section 18.16.

(b)           Prior to the Effective Date of the Agreement, Buyer had the right to enter the Property to perform such non-intrusive and non-destructive inspections and examinations of the Property Buyer deemed appropriate in connection with its review of the Property.  Buyer agrees to indemnify, defend and hold harmless Seller and the Property from and against any liabilities, damages, expenses (including attorneys’ fees), liens and claims of any nature whatsoever which are incurred by Seller or the Property by reason of such activities by Buyer or on its behalf, provided, however, Buyer’s indemnification shall not apply to (i) damages due solely to the mere discovery of any existing conditions, except to the extent such existing conditions are exacerbated by Buyer, or (ii) claims caused by the negligence or misconduct of Seller or its agents, employees, contractors or affiliates.

(c)           If Buyer terminates this Agreement for any reason, then within five (5) days after such termination, Buyer shall return to Seller or destroy all copies of all Property Documents, studies, reports and other materials Buyer may have received from Seller.  Buyer’s obligations under this Section 10.2(c) shall survive the termination of this Agreement.

(d)           Buyer’s indemnification obligations under this Section 10.2 shall survive the Closing or the earlier termination of Escrow or this Agreement for a period of nine (9) months.

11.           Representations, Warranties and Covenants.

11.1         Buyer’s Representations, Warranties and Covenants.  Buyer makes the following representations and warranties to Seller as of the Effective Date and at the Closing Date:

(a)           Organization.  Buyer is a  Delaware limited liability company.

(b)           Authority; Binding Effect.  The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of Buyer.  Buyer has the power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.  This Agreement is a valid and binding agreement of Buyer, enforceable in accordance with its terms.

(c)           No Conflict.  Neither the execution, delivery nor performance of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated by this Agreement, will conflict with, or result in a breach of, any of the terms, conditions or provisions of any of the organizational documents of Buyer or any agreements or orders by which Buyer may be bound.

(d)           OFAC List.  Buyer has at all applicable times been and intends to continue to be in compliance with the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).  Buyer has no actual knowledge of any fact, event, circumstance, situation or condition which could reasonably be expected to result in (i) any action, proceeding, investigation, charge, claim, report or notice being filed, commenced or threatened against it alleging any failure to comply with the Orders, or (ii) the imposition of any civil or criminal penalty against it for any failure to so comply. To Buyer’s actual knowledge, Buyer is not owned or controlled by, nor acts for or on behalf of, any person or entity on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (collectively the “Lists”) or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(e)           Adequacy of Information.  Buyer acknowledges, represents, warrants and agrees that, except as specifically set forth herein and/or in the documents delivered at Closing (the “Closing Documents”), Seller shall not be responsible for and makes no representations or warranties about the accuracy or completeness of any information concerning the Property obtained by Buyer from any source.  Buyer acknowledges, represents, warrants and agrees that Buyer has not relied and shall not rely on Seller in any manner whatsoever with respect to any documents or information or anything else relating to the Property, except as specifically set forth herein and/or in the Closing Documents.  Buyer represents, warrants and agrees that Buyer shall have no rights against the Released Parties (as defined in Section 11.1(h)) as a consequence of any information or misinformation obtained, completeness or incompleteness of documents, inaccuracies in any information or documents, or failure of any person to make any disclosure, except as specifically set forth herein and/or in the Closing Documents.

(f)           No Side Agreements or Representations.  No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that neither Seller nor any person acting on behalf of Seller has made any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property, except as specifically set forth herein and/or in the Closing Documents.

(g)           Purchase “AS-IS”.  Buyer acknowledges that it is a sophisticated real estate developer and/or investor and is sufficiently knowledgeable and experienced to be able to evaluate the risk and merits of the purchase of the Property from Seller.  Buyer acknowledges that it has had an adequate opportunity to inspect the Property and to investigate its physical and legal characteristics and conditions of the Property.  Except as specifically set forth herein and/or in the Closing Documents, Buyer expressly acknowledges and agrees, and represents and warrants to Seller, that Buyer is purchasing the Property “AS-IS”, “WHERE-IS”

and “WITH ALL FAULTS”, after such inspection, analysis, examination and investigation Buyer cares to make and expressly without Seller’s covenant, warranty or representation as to legal condition, pending or threatened litigation, physical condition, title, leases, rents, revenues, income, expenses, operation, access, zoning or other regulation, entitlements, conditions of approval, governmental obligations, compliance or non-compliance with law, property taxes and assessments, suitability for particular purposes or any other matter whatsoever.  Except as specifically set forth herein and/or in the Closing Documents, Seller has no obligation to make repairs, replacements or improvements to the Property, or to pay any fees, costs or expenses related to the Property.  Except as specifically set forth herein and/or in the Closing Documents, Buyer acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the value of the Property; (b) the income to be derived from the Property; (c) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon, including the possibilities for development of the Property; (d) the habitability, marketability, merchantability, profitability or fitness for a particular purpose of the Property; (e) the manner, quality, state of repair or lack of repair of the Property; (f) the nature, quality or condition of the Property, including without limitation, soils and geology and environmental condition; (g) the conformity of the Property to past, current or future applicable zoning or building requirements; (h) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (i) compliance with any environmental protection, pollution or land use laws, rules, regulation, orders or requirements, including but not limited to, Title III of the Americans with Disabilities Act of 1990, California Health and Safety Code, the Federal Water Pollution Control Act, the Federal Resource Conservation and Recovery Act, the U.S. Environmental Protection Agency regulations at 40 CFR part 261, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Resources Conservation and Recovery Act of 1976, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act and the Toxic Substance Control Act, as any of the foregoing may be amended from time to time and regulations promulgated under any of the foregoing from time to time; (j) the presence or absence of Hazardous Substances (as defined on Exhibit “D” attached hereto) at, on, under, or adjacent to the Property; (k) the conformity of the Property to past, current or future applicable zoning or building requirements; (l) deficiency of any drainage or undershoring; (m) that the Property may be located on or near earthquake faults; (n) the existence or non-existence of land use, zoning or building entitlements affecting the Property; (o) the land use status of the Property, including, but not limited to, general plan status, specific plan status, zoning status, subdivision status under the California Subdivision Map Act or the subdivision ordinances of the City (or any other governmental authority) or any other entitlements; (p) the applicability of the Federal or California endangered species acts and the existence of any species protected thereunder; (q) any non-compliance of the Property or any improvements thereon with the standards set forth in California Civil Code Section 896, as the same may be amended from time to time; (r) the status of property taxes or assessments; (s) the compliance of or by the Property or its operation with any development agreements, covenants, conditions or restrictions, community facilities district requirements, governmental approvals, or any other agreements or arrangements related to the development, use or operation of the Property; (t) the physical condition of the Property or any improvements thereon; (u) the nature, quality, assignability or condition of the Intangible Rights; (v) any defaults, disputes, or unsatisfied conditions or requirements with respect to the Property, any master development or any governmental authority; (w) disputes between any governmental authority or any other Person; (x) the existence of continuing obligations or liabilities to which the Property or any owner thereof may be subject; or (y) any other matter concerning the Property.  Buyer further acknowledges and agrees that having obtained and examined such information and documentation affecting the Property as Buyer has deemed necessary or appropriate, Buyer is relying solely on its own investigations and review, and not on any information provided or to be provided by Seller, except as specifically set forth herein and/or in the Closing Documents.  Further, Buyer expressly acknowledges and agrees that, except as specifically set forth herein and/or in the Closing Documents, it is assuming all of the risks and obligations attendant to ownership of the Property, including without limitation, those identified, described or otherwise referred to in clause (a) through (y) above.  This provision shall survive the Close of Escrow.  Buyer also acknowledges that, due to its previous real estate experience, it is knowledgeable about the effect and impact of an “AS-IS” clause such as set forth in this Section.

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(h)           Release.  Except for (a) those obligations of Seller which, by the express terms of this Agreement, survive Closing, and (b) breach of any of Seller’s representations and warranties set forth in this Agreement and/or the Closing Documents, effective as of Closing, Buyer, on behalf of itself, its shareholders, officers, directors, employees, partners, investors, members, managers, parents, subsidiaries, affiliates, agents, servants, attorneys, representatives, successors and assigns and anyone claiming by, through or under Buyer (collectively, “Buyer’s Representatives”) fully, unconditionally and irrevocably releases Seller and its shareholders, officers, directors, employees, partners, investors, members, managers, parents, subsidiaries, affiliates, agents, servants, attorneys, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims that Buyer or any of Buyer’s Representatives may now have or hereafter acquire against any of the Indemnitees for any costs, fees, loss, liability, damage, expenses, demand, fine, penalty, action or cause of action arising from or related to any conditions existing or events occurring on, in or about the Property whether occurring before, after or at the Closing, including without limitation those identified, described or otherwise referred to in Section 11.1(g) above.  This provision shall survive the Close of Escrow.  This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release of the Indemnitees.  In connection with this release, Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

This release by Buyer shall constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released pursuant to this release.  Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by Seller or any other released party that any defense, indebtedness, obligation, liability, claim or cause of action exists which is within the scope of those hereby released.

/s/ MJ JL	/s/ PT
Buyer’s Initials	Seller’s Initials

11.2           Seller’s Representations, Warranties and Covenants.  Seller makes the following representations, warranties and covenants to Buyer as of the Effective Date and at the Closing Date, which representations and warranties in subsections (a) through (o) shall survive Closing for a period of six (6) months:

(a)           Authority; Binding Effect.  The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of Seller.  Seller has the power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.  This Agreement is a valid and binding agreement of Seller, enforceable in accordance with its terms.

(b)           Organization.  Seller is a duly organized  corporation in good standing under the laws of the State of Delaware.  Seller has the full right, power and authority to enter into and carry out the transactions contemplated by this Agreement.

(c)           No Third Party Consents.  Seller has the full authority to sell without the necessity of third party consents or approvals.

(d)           No Conflict.  Neither the execution, delivery nor performance of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated by this Agreement, will conflict with, or result in a breach of, any of the terms, conditions or provisions of any of the organizational documents of Seller or any agreements or orders by which Seller may be bound.

(e)           Litigation.  Except as disclosed on Exhibit “F” attached hereto and made a part hereof, neither Seller nor Tenant (or any affiliate of Seller or Tenant) have received written notice of any suits, actions, proceedings or investigations pending, or threatened against or involving Seller, Tenant or the Property before any arbitrator or Governmental Authority (as defined in the Lease), except for such suits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect (as defined in the Lease).

(f)           Condemnation; Wetlands.  No condemnation or eminent domain proceedings affecting the Property have been commenced or, to Seller’s knowledge, are contemplated.  No part of the Property and, to Seller’s knowledge, none of the real property bordering the Property is designated by any Governmental Authority as wetlands.

(g)           No Options. The Property is not subject to any right of first refusal, right of first offer or option to purchase or lease.  Seller, Tenant and each of their respective affiliates (collectively, the “Seller Parties”) have not assigned, transferred, mortgaged, hypothecated or otherwise encumbered the Property, except for the existing mortgage which is to be paid off on or before the Closing Date.

(h)           Zoning; Compliance With Laws.  To Seller’s knowledge, and except as set forth on Exhibit “F”, the Seller Parties have not received written notice alleging any violations of applicable zoning requirements applicable to the Property.  To Seller’s knowledge, and except as set forth on Exhibit “F”, the Seller Parties have not received written notice alleging any violations of Applicable Regulations (as defined in the Lease) relating to the ownership, use or occupation of the Property.

(i)           Environmental.  To Seller’s knowledge, and except as disclosed in the Property Documents:

(1) The Seller Parties have not received notice from any governmental agency that either the Property or the Seller Parties are in violation of, or subject to, any pending or threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws;

(2) All permits, licenses or similar authorizations required to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Property by reason of any Environmental Laws have been obtained;

(3) No Hazardous Materials (as defined in the Lease) have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released (as defined in the Lease) in, on, under, from or about the Property, except in Permitted Amounts (as defined in the Lease); and

(4) The Property does not contain Hazardous Materials, except in Permitted Amounts.

(j)           ERISA.  Seller is not (and, throughout the period in which transactions contemplated by this Agreement are occurring, will not be) and is not acting on behalf of (and, throughout the period in which transactions contemplated by this Agreement are occurring, will not be acting on behalf of) (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or (iii) an entity deemed to hold “plan assets” of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.  None of the transactions contemplated by this Agreement are in violation of any state statutes applicable to Seller regulating investments of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

(k)           Contracts and Leases; Property Documents.  Except for the contracts (“Contracts”) and leases (“Leases”) described on Schedule 1, none of the Seller Parties  and, to Seller’s knowledge, no third party, has entered into any leases, rental agreements or other contracts of any kind or nature affecting the Property that will survive the Closing and which are to be assumed by Buyer, and the Seller Parties shall not enter into any such agreements or contracts during the term of this Agreement without the prior written consent of Buyer, which may be withheld by Buyer in its sole and absolute discretion.  Within two (2) Business Days following the Effective Date, Seller shall provide Buyer with complete and correct copies of all of the Contracts and Leases that will survive the Closing and which are to be assumed by Buyer, to the extent currently within the possession or control of the Seller Parties.  The Property Documents that Seller has delivered to Buyer are true, correct and complete copies of such items that are in the possession or control of the Seller Parties.

(l)           OFAC List.  Seller has at all applicable times been and intends to continue to be in compliance with the Orders.  Seller has no actual knowledge of any fact, event, circumstance, situation or condition which could reasonably be expected to result in (i) any action, proceeding, investigation, charge, claim, report or notice being filed, commenced or threatened against it alleging any failure to comply with the Orders, or (ii) the imposition of any civil or criminal penalty against it for any failure to so comply.  To Seller’s actual knowledge, Seller is not owned or controlled by, nor acts for or on behalf of, any person or entity on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the

Order and/or on any Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(m)           Disclaimer.  Except as specifically set forth herein and/or in the Closing Documents, Seller hereby disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the Property, including, without limitation, those matters set forth in Section 11.1(g) above.

(n)           Maintenance of Property.  Prior to Closing, and subject to Section 20 below, the Seller Parties shall continue to operate and manage the Property prudently and consistently with past practices, and keep all Property in good condition and repair, and shall keep in effect through the Closing all current casualty, liability and other policies of insurance relating to the Property or the operation, maintenance or management thereof.

(o)           New Liens, Liabilities and Encumbrances.  The Seller Parties shall not cause or grant any new liens, liabilities, encumbrances or exceptions to title to the Property which will result in Buyer or the Property being bound thereby or having any liability or obligations thereunder following the Closing, without the prior written consent of Buyer in each instance, in Buyer’s sole and absolute discretion.

12.     Seller’s Remedies

12.1   Buyer’s Cure Rights. Notwithstanding anything herein to the contrary, in the event of any breach of this Agreement by Buyer, the Seller shall give the Buyer written notice of breach and Buyer shall have the right to cure such breach until ten (10) days following written notice from Seller before Buyer is in default under this Agreement.  If the time for Buyer to cure such breach extends past the Closing Date, then the Closing Date shall be automatically extended.

12.2    LIQUIDATED DAMAGES.  SUBJECT TO SECTION 12.1 ABOVE, IN THE EVENT CLOSING FAILS TO OCCUR BECAUSE OF BUYER’S DEFAULT, SELLER WILL BE DAMAGED AND WILL BE ENTITLED TO COMPENSATION FOR THOSE DAMAGES, BUT SUCH DAMAGES WILL BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN FOR THE FOLLOWING REASONS: THE DAMAGES TO WHICH SELLER WOULD BE ENTITLED IN A COURT OF LAW WILL BE BASED IN PART ON THE DIFFERENCE BETWEEN THE ACTUAL VALUE OF THE PROPERTY AT THE TIME SET FOR THE CLOSING AND THE PURCHASE PRICE AS SET FORTH IN THIS AGREEMENT; PROOF OF THE AMOUNT OF SUCH DAMAGES WILL BE BASED ON OPINIONS OF VALUE OF THE PROPERTY, WHICH CAN VARY IN SIGNIFICANT AMOUNTS; AND IT IS EXTREMELY DIFFICULT TO PREDICT AS OF THE DATE ON WHICH THIS AGREEMENT IS ENTERED INTO WHETHER THE VALUE OF THE PROPERTY WILL INCREASE OR DECREASE AS OF THE DATE SET FOR THE CLOSING.  BUYER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH BUYER MIGHT BE LIABLE SHOULD BUYER BREACH THIS AGREEMENT.  BOTH BUYER AND SELLER WISH TO AVOID THE COSTS AND LENGTHY DELAYS THAT

WOULD RESULT IF SELLER FILED A LAWSUIT TO COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT.

IN THE EVENT BUYER DEFAULTS UNDER THE TERMS OF THIS AGREEMENT, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE TO BUYER AND ESCROW HOLDER.  IF CLOSING FAILS TO OCCUR BECAUSE OF BUYER’S DEFAULT, THEN THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE WITHOUT FURTHER NOTICE.  IF THE AGREEMENT IS TERMINATED AS SET FORTH HEREIN, THE PARTIES SHALL BE RELIEVED OF THEIR OBLIGATIONS HEREUNDER EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN, AND THE FULL AMOUNT OF THE DEPOSIT SHALL BE DEEMED TO CONSTITUTE A REASONABLE ESTIMATE OF SELLER’S DAMAGES AND SHALL BE DISBURSED TO SELLER AS LIQUIDATED DAMAGES.  SELLER’S SOLE AND EXCLUSIVE REMEDY (EXCEPT AS SET FORTH BELOW) IN THE EVENT ESCROW FAILS TO CLOSE BECAUSE OF BUYER’S DEFAULT SHALL BE LIMITED TO RECEIPT AND RETENTION OF THE DEPOSIT.  SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.  SELLER WAIVES ANY RIGHT TO SPECIFICALLY ENFORCE BUYER’S OBLIGATION TO PURCHASE THE PROPERTY (INCLUDING THE PROVISIONS OF CIVIL CODE SECTIONS 1680 AND 3389).

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NOTWITHSTANDING THE FOREGOING, THIS LIQUIDATED DAMAGES PROVISION SHALL NOT LIMIT SELLER’S RIGHT TO (I) RECEIVE REIMBURSEMENT FOR OR RECOVER DAMAGES IN CONNECTION WITH BUYER’S INDEMNITY OF SELLER AND/OR BREACH OF BUYER’S OBLIGATIONS UNDER SECTIONS 15 OR 18.16, OR (II) INJUNCTIVE RELIEF FOR BUYER’S BREACH OF BUYER’S OBLIGATIONS UNDER SECTIONS 15 OR 18.16, AND/OR (III) PURSUE ANY AND ALL NON-MONETARY REMEDIES AVAILABLE AT LAW OR IN EQUITY IN THE EVENT THAT FOLLOWING ANY TERMINATION OF THIS AGREEMENT, OTHER THAN AS A RESULT OF SELLER’S DEFAULT HEREUNDER, BUYER OR ANY PARTY RELATED TO BUYER ASSERTS ANY CLAIMS OR RIGHT TO THE PROPERTY THAT WOULD OTHERWISE DELAY OR PREVENT SELLER FROM HAVING CLEAR, INDEFEASIBLE AND MARKETABLE TITLE TO THE PROPERTY. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

IN NO EVENT SHALL SELLER OR BUYER BE ENTITLED TO SEEK OR OBTAIN ANY CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES.

THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

/s/ MJ JL	/s/ PT
BUYER’S INITIALS	SELLER’S INITIALS

13.           Buyer’s Remedies.

13.1           Seller’s Cure Rights.  Notwithstanding anything herein to the contrary, in the event of any breach of this Agreement by Seller, the Buyer shall give the Seller written notice of breach and Seller shall have the right to cure such breach until ten (10) days following written notice from Buyer before Seller is in default under this Agreement.  If the time for Seller to cure such breach extends past the Closing Date, then the Closing Date shall be automatically extended.

13.2           Seller Default.

(a)           Except as otherwise expressly set forth in this Agreement, in the event Closing fails to occur as a result of Seller’s breach of this Agreement, as Buyer’s sole and exclusive remedy, Buyer may elect to: (i) pursue the equitable remedy of specific performance to require conveyance of the Property to Buyer; provided, however, if specific performance is not available to Buyer because Seller has sold the property to a third party, then in addition to the other remedies described herein, Buyer shall have all remedies available under law or equity; or (ii) terminate this Agreement and the Escrow by giving Seller written notice describing Seller’s default and setting forth Buyer’s election to immediately terminate this Agreement and the Escrow.

In the event Buyer so elects to terminate this Agreement and the Escrow pursuant to (ii) above, not later than five (5) days after any such termination by Buyer, Seller shall (i) cause to be paid to Buyer the Deposit, together with all interest accrued thereon, and (ii) promptly reimburse Buyer for up to $125,000.00 for its documented out of pocket costs incurred in connection with this transaction.  Except as otherwise expressly set forth in this Agreement, in no event and under no circumstances shall Buyer be entitled to assert or maintain a claim against Seller for monetary damages.

(b)           Section 13.2 shall survive the termination of this Agreement.

13.3         Limitation of Liability.  Notwithstanding anything contained herein to the contrary, the maximum amount of liability that Seller shall have under any circumstance for any breach of any representation or warranty of Seller under Section 11.2 of this Agreement shall not exceed Twenty Thousand Dollars ($20,000.00) in the aggregate (“Seller’s Liability Cap”).  This Section 13.3 shall survive the Closing or any earlier termination of this Agreement indefinitely.

14.           Exchange.  The parties to this Agreement acknowledge that either party may desire to structure the sale and/or the purchase of the Property as an exchange for like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in order to defer recognition of income from the disposition of the Property and other properties.  The parties agree to reasonably cooperate with each other to accomplish such exchanges(s) (including, without limitation, any reverse exchange) and each party hereby agrees that any and all costs associated with said exchange shall be borne solely by the exchanging party and shall in no way be attributable to the non-exchanging party. In no event shall (i) such cooperation entail any additional expense or cause any liability whatsoever to the non-exchanging party, (ii) the non-exchanging party be required to take title to the exchanged property or properties to effectuate the tax deferred exchange contemplated by this Section, and (iii) the Close of Escrow be extended as a result of such exchange. An assignment to an exchange facilitator pursuant to this Section shall not relieve the assigning party from any of its obligations hereunder nor shall the ability to consummate a 1031 exchange be a condition to the Close of Escrow.

15.           Real Estate Brokerage Commission.  Buyer and Seller represent to each other that it has not engaged or dealt with any broker, finder or other real estate agent in connection with this Agreement or is obligated to pay any real estate brokerage or other commission or fee in connection with the sale of the Property to Buyer, except for  Lee and Associates and Cushman and Wakefield.  Such commissions shall under no circumstance be payable unless and until the transaction contemplated hereby is closed in accordance with the terms of this Agreement.  Buyer and Seller shall indemnify, defend and hold each other free and harmless from and against all costs and liabilities including, without limitation, attorneys’ fees and the costs and expenses of litigation, for causes of action or proceedings which may be instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of the indemnifying Party in connection with this transaction.  The Parties further agree that no broker shall be a party to or a third party beneficiary of this Agreement or the Escrow, and that no consent of any broker shall be necessary for any agreement, amendment or document with respect to the transaction contemplated by this Agreement.  This Section 15 shall survive the Closing.

16.           Intentionally Deleted.

17.           Intentionally Deleted.

18.           Miscellaneous.

18.1         Assignment.  From the Effective Date until the Closing, Buyer may assign its rights and obligations under this Agreement to an affiliate or entity under, controlled by, or under the common control of Buyer, Hines Interests Limited Partnership and/or Oaktree Capital Management, L.P. provided, that any such entity shall agree, in writing, to be bound by the terms and conditions of this Agreement.

18.2         No Modifications.  No addition to or modification of any term or provision of this Agreement shall be effective unless set forth in writing and signed by both Seller and Buyer.

18.3        Construction of Agreement.  Each Party and attorneys for each Party have participated in the drafting and preparation of this Agreement.  Therefore, the provisions of this Agreement shall not be construed in favor of or against either Party, but shall be construed as if both Parties equally prepared this Agreement.

18.4         Headings.  The paragraph and section headings herein are used only for the purpose of convenience only and shall not be deemed to limit the subject of the paragraphs of this Agreement or to be considered in their construction.

18.5         Governing Law.  The laws of the State of California applicable to contracts to be performed wholly within California shall govern this Agreement.

18.6         Time of the Essence.  Time is of the essence of each and every provision of this Agreement.  Unless Business Days are expressly provided for, all references to “days” herein shall refer to consecutive calendar days.  If the Closing Date or any other date or time period provided for in this Agreement is or ends on a Saturday, Sunday or federal, state or legal holiday in California, then such date shall automatically be extended to the next day which is not a Saturday, Sunday or federal, state or legal holiday in California.  For purposes of this Agreement, “Business Day” means a day other than a Saturday, Sunday or holiday on which national banking institutions, the County recorder or escrow companies in the County are closed; if the date upon which the Closing Date or any other date or time period provided for in this Agreement is or ends on a day other than a Business Day, then such date shall automatically be extended until the next Business Day.

18.7         Successors and Assigns.  Subject to the provisions of Section 18.1, all of the provisions of this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Parties.

18.8         Further Assurances.  Each of the Parties shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of this Agreement.

18.9         No Waiver.  The waiver by one Party of the performance of any covenant, condition or promise, or of the time for performing any act, under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such Party of any other covenant, condition or promise, or of the time for performing any other act required, under this

Agreement. The exercise of any remedy provided in this Agreement shall not be a waiver of any remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other remedies unless they are expressly excluded.

18.10       Gender and Number.  In this Agreement the masculine, feminine and neuter genders and the singular and the plural include one another, unless the context requires otherwise.

18.11       Entire Agreement.  This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and shall supersede all prior and contemporaneous agreements, representations, negotiations and understandings of the Parties, oral or written.  The foregoing sentence shall in no way affect the validity of any instrument executed by the Parties in the form of the exhibits attached to this Agreement.

18.12       Incorporation of Exhibits.  All exhibits to this Agreement are incorporated herein by this reference.

18.13       Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute a single Agreement.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by the other Party.

18.14      Attorneys’ Fees.  If any action, judicial reference or proceeding is instituted to enforce or interpret any provision of this Agreement, the prevailing Party therein (including in any post-judgment proceeding) shall be entitled to recover its reasonable attorneys’ fees, expert witness fees and costs and expenses from the losing Party.

18.15      Notices.  Any notice to be given hereunder to either Party or to Escrow Holder shall be in writing and shall be given either by confirmed electronic mail, overnight courier, personal delivery (including express or courier service), or by registered or certified mail, with return receipt requested, postage prepaid and addressed as follows:

To Seller:	Sharon Stern, Esq. – SVP-Legal Affairs Volt Information Sciences, Inc. 1133 Avenue of the Americas, New York, New York 10036 Email: SStern@volt.com

and a copy to:	Troutman Sanders LLP 600 Peachtree Street Suite 5200 Atlanta, GA 30308 Attention: Anthony D. Greene, Esq. Email: anthony.greene@troutmansanders.com

and a copy to:	Troutman Sanders LLP

5 Park Plaza, 14th Floor Irvine, California 92614 Attention: Jennifer A. Bojorquez, Esq. Email: jennifer.bojorquez@troutmansanders.com

To Buyer:	c/o Hines Interests Limited Partnership Attn: Ray Lawler and Drew Huffman 444 S. Flower, Suite 2100 Los Angeles, California 90071 Email: Ray.Lawyer@hines.com Email: Drew.Huffman@hines.com

and a copy to:	c/o Oaktree Capital Management, L.P. Attn: Mr. Ambrose Fisher, Managing Director 333 South Grand Ave., 28th floor Los Angeles, California 90071 Email: ambrose.fisher@oaktreecapital.com

and a copy to:	c/o Oaktree Capital Management, L.P. Attn: Cary A. Kleinman, Esq., Vice President 333 South Grand Ave., 28th floor Los Angeles, California 90071 Email: ckleinman@oaktreecapital.com

Witha copy to:	Munger, Tolles & Olson LLP Attn: Misty Sanford, Esq. 355 S. Grand Avenue, 35th Floor Los Angeles, California 90071 Email: Misty.Sanford@mto.com

To Escrow Holder:	First American Title Insurance Company Attention: Jacqueline Erum 18500 Von Karman Avenue, Suite 600 Irvine, California 92612 Email: jerum@firstam.com

Either Party may, by written notice to the other and to Escrow Holder, designate a different address which shall be substituted for the one specified above.  Any such notice shall be deemed to have been delivered (i) on the date of delivery if personally delivered or transmitted by facsimile or electronic mail transmission, (ii) if sent by overnight courier, one Business Day after delivery to the subject overnight courier, or (iii) three (3) Business Days after mailing if mailed by first-class mail, postage prepaid, to the parties at their addresses set forth above, or such other address designated from time to time in writing by such party to all other parties.

18.16           Confidentiality.  Each Party agrees that it is an essential economic element of this Agreement that any proprietary non-public information related to the parties or their affiliates or the Property revealed, disclosed or discovered in connection with the transactions contemplated by this Agreement and, during the Escrow period, the terms of this Agreement, remain strictly confidential.  Therefore, except as otherwise expressly provided in this Section 18.16, the parties, their agents and Escrow Holder hereby agree to strictly maintain the confidentiality of this Agreement and its terms, and any such non-public proprietary information that may be revealed, disclosed or discovered during the course of the offers, counteroffers and other negotiations relating to this Agreement and the purchase and sale of the Property or during the course of Buyer’s investigation and reviews relating to the acquisition of the Property.  The parties and Escrow Holder agree that they shall not disclose any such non-public information, this Agreement or the terms of this Agreement nor suffer, permit, cause or allow, any of their respective representatives, employees and/or agents to disclose, whether intentionally, negligently or otherwise any such non-public information, this Agreement or the terms of this Agreement except (i) as may be required by law or valid legal process (reasonable notice of the receipt of which each party agrees to provide to the other party, so that the other party will have a reasonable opportunity to seek a protective order before disclosure pursuant to such legal process), (ii) as such disclosure to Buyer’s or Seller’s lenders, financial partners, investors, accountants, attorneys and consultants (collectively, “Disclosure Parties”) may be necessary in order for Buyer to perform or complete its investigations or to consummate the purchase of the Property pursuant to this Agreement or for Seller to consummate the sale of the Property pursuant to this Agreement, (iii) as such disclosures are required by Seller or Buyer under the rules and regulations of the Securities and Exchange Act of 1934, as amended, by Seller’s or Buyer’s regulators, or Seller’s or Buyer’s auditors, (iv) as such disclosures are related to information which now is or hereafter becomes known or available to the public (including, without limitation, any information filed with any governmental agency and known or available to the public) other than a result of a disclosure by Buyer in breach of this Agreement, or (v) as such disclosures are with representatives of the City (or any other governmental authority) concerning the Property and any development thereof.   If any such non-public information is so disclosed to Disclosure Parties, then the disclosing party agrees to notify any such Disclosure Parties that such information is confidential and may not be further disseminated without the consent of the other party.  Further, each party shall be responsible for, and shall indemnify the other party in connection with any claims, actions, damages, fees, costs and expenses (including reasonable attorneys’ fees), relating to or arising from any breach of this Section 18.16.  If Closing does not occur and this Agreement is terminated, then the provisions of this Section 18.16 shall survive such termination for a period of one (1) year.  If Closing does occur, then the provisions of this Section 18.16 shall no longer apply.

Notwithstanding anything herein to the contrary, neither party shall issue any press release or otherwise publicize in any manner the transactions contemplated by this Agreement before or after the Closing without the other party’s prior written consent, which may be withheld before Closing in the sole and absolute discretion of the party whose consent is necessary, and after Closing in the reasonable discretion of the party whose consent is necessary.  The foregoing shall not restrict disclosures required by law.

18.17       Natural Hazard Report Compliance.  Buyer and Seller acknowledge that Seller may be required to disclose if the Property lies within the following natural hazard areas or zones:  (i) a special flood hazard area designated by the Federal Emergency Management Agency; (ii) an area of potential flooding; (iii) a very high fire hazard severity zone; (iv) a wild land area that may contain substantial forest fire risks and hazards; (v) earthquake fault zone; or (vi) a seismic hazard.  Escrow Holder or Seller shall engage the services of an expert of Seller’s choice (which, in such capacity, is herein called the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations with respect to the natural hazards referred to in California Civil Code Section 1103 et. seq. and to report the result of its examination to Buyer and Seller in writing prior to Closing.  The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103 et seq. regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.  If the Closing fails to occur for any reason other than a termination of this Agreement because of Seller’s material default hereunder, Buyer shall be responsible for the payment of any costs or expenses incurred by Seller in connection with the terms set forth in this Section 18.17.

18.18       Limitation on Liability.  In no event shall any member, partner, affiliate, officer, director, agent or employee of Buyer or Seller or any of Buyer or Seller’s affiliates be or be held liable or responsible in any way for the obligations or liabilities of Seller or Buyer under this Agreement.

18.19       No Recordation.  Neither this Agreement nor any memorandum thereof shall be recorded in the records of the County without Seller’s prior written consent, which Seller may withhold in its sole and absolute discretion.

18.20       Merged With Deed.  Unless expressly set forth herein, the terms and provisions of this Agreement shall not survive the Closing of this transaction and such terms and provisions shall be deemed merged into the Deed and extinguished on the date of Closing.

18.21       Severability.  In the event any term or provision of this Agreement is determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Agreement shall be construed to be in full force and effect.

18.22       Reserved.

19.           Reserved.

20.           Damage or Destruction, Condemnation, Insurance.

20.1         Condemnation.  If at any time prior to the Closing Date (a) any portion of the buildings that comprise the Property, or (b) more than twenty percent (20%) of the parking benefitting the Property,  is condemned or taken by eminent domain proceedings by any public authority, then at Buyer’s option, to be exercised within ten (10) days after receipt of notice of such taking, this Agreement shall terminate, and the Deposit shall be promptly returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.  Seller shall give Buyer written notice of any taking promptly after Seller obtains knowledge thereof.  If less than twenty percent (20%) of the parking benefitting the Property is condemned or taken by eminent domain proceedings or if Buyer does not otherwise timely notify Seller in writing of its election to terminate this Agreement, Buyer shall be deemed to have elected not to terminate this Agreement.  If Buyer elects or is deemed to have elected not to terminate this Agreement, the parties shall proceed to the Closing Date without a reduction in the Purchase Price and, upon the Closing, all condemnation proceeds paid or payable to Seller (other than losses pertaining to periods prior to the Closing) shall belong to Buyer and shall be paid over and assigned to Buyer.  Seller shall have no obligation to make any repairs to the Property in the event of a condemnation.

20.2         Damage and Destruction.  If, at any time prior to the Closing Date, a portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever and the cost to repair such destruction or damage is in excess of $250,000 and Tenant does not elect in writing to repair such destruction or damage at Tenant’s sole cost and expense (a “Material Casualty”), then at Buyer’s option, to be exercised ten (10) days after receipt of notice of such destruction or damage, this Agreement shall terminate, the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.  If Buyer does not timely notify Seller in writing of its election to terminate this Agreement, Buyer shall be deemed to have elected not to terminate this Agreement; provided, however, if Tenant has elected to repair any “Material Casualty” hereunder, then the repair of such destruction or damage shall be completed by Tenant to Buyer’s reasonable satisfaction prior to the Closing Date and the Closing Date shall be extended for a period of up to sixty (60) days to allow Tenant to complete such repair.  If such repair is not completed prior to the extended Closing Date, Buyer shall thereafter have a right to terminate this Agreement, the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.  If a casualty is not a Material Casualty or if a Material Casualty occurs and Buyer elects or is deemed to have elected not to terminate this Agreement, the parties shall proceed to the Closing Date (as the same may be extended pursuant to the immediately preceding sentence) without reduction in the Purchase Price and, upon the Closing, all insurance proceeds paid or payable to Seller as a result of such casualty shall be paid over and assigned to Buyer and handled in accordance with the Lease and any insurance deductible in connection with any casualty shall either be paid by the Tenant under the Lease or credited to Buyer against the Purchase Price at Closing.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SELLER:

VOLT ORANGECA REAL ESTATE CORP., a Delaware corporation

By:	/s/ Paul R. Tomkins
Name:	Paul R. Tomkins
Title:	Senior Vice President and Chief Financial Officer

BUYER:

GLASSELL GRAND AVENUE PARTNERS, LLC, a Delaware limited liability company

By:	/s/ Mark Jacobs
Name:	Mark Jacobs
Title:	Authorized Signatory

By:	/s/ Jared Lazarus
Name:	Jared Lazarus
Title:	Authorized Signatory

S-1

Exhibits:

“A”        Description of Land/Real Property
“B”         Form of Grant Deed
“C”         Form of Nonforeign Affidavit
“D”         Hazardous Substances
“E”          Form of General Assignment
“F”          Litigation, Zoning, and Compliance Disclosures
“G”          Form of Lease
“H”         Title Insurance Pro Forma
“I”           Form of Sprint Lease Assignment
“J”           Form of Amendment to Original Master Lease

Schedule 1 - Contracts and Leases to be Assumed by Buyer [§11.2(k)]

S-1

EXHIBIT “A”

DESCRIPTION OF THE REAL PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF ORANGE, IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

THAT PORTION OF THE RESUBDIVISION OF THE TOWN OF SAINT JAMES, IN THE CITY OF ORANGE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 3, PAGE 25 OF MISCELLANEOUS MAPS.  IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE CENTERLINE OF CLAREMONT AVENUE WITH THE CENTER LINE OF THIRD STREET, AS SHOWN ON THE MAP OF TOWN OF SAINT JAMES, RECORDED IN BOOK 18, PAGES 61 AND 62 OF MISCELLANEOUS RECORDS OF LOS ANGELES COUNTY, CALIFORNIA; THENCE WEST 1157.39 FEET; THENCE NORTH 2° 36’ 00” WEST 1060.50 FEET; THENCE SOUTH 84º 23’ 30” EAST 1212.50 FEET; THENCE SOUTH 0º 01’ 30” WEST 950.90 FEET TO THE POINT OF BEGINNING.

EXCEPT THAT PORTION THEREOF LYING SOUTHERLY OF THE NORTHERLY LINE OF THE LAND CONVEYED TO THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY BY DEED RECORDED MARCH 18, 1958 IN BOOK 4230, PAGE 254 OF OFFICIAL RECORDS,  IN THE OFFICE OF THE COUNTY RECORDER OF SAID ORANGE COUNTY.

ALSO EXCEPT THAT PORTION THEREOF LYING EASTERLY OF THE WESTERLY LINE OF THE LAND DESCRIBED IN THE DEED TO FLEMING AND HIGHTOWER LUMBER CO., INC., RECORDED AUGUST 18, 1965 IN BOOK 7634, PAGE 423 OF OFFICIAL RECORDS.

ALSO EXCEPT THAT PORTION DESCRIBED IN THE DEED TO THE CITY OF ORANGE RECORDED APRIL 8, 1965 IN BOOK 7476, PAGE 424 OF OFFICIAL RECORDS.

ALSO EXCEPT ALL OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES CONTAINED IN THE ABOVE-DESCRIBED REAL PROPERTY, PROVIDED THAT GRANTOR, ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT TO GO UPON THE SURFACE OF SAID REAL PROPERTY FOR THE PURPOSE OF EXTRACTING SAID OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES, NOR FOR ANY PURPOSES IN CONNECTION THEREWITH, BUT SHALL HAVE THE RIGHT TO EXTRACT AND REMOVE SAID OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES BY MEANS OF SLANT-DRILLED WELLS LOCATED ON ADJACENT OR NEARBY LAND, OR BY ANY OTHER MEANS WHICH SHALL NOT REQUIRE ENTRY UPON THE SURFACE OF SAID REAL PROPERTY; PROVIDED HOWEVER, THAT THE EXERCISE OF SUCH RIGHTS BY GRANTOR SHALL NOT INTERFERE WITH OR IMPAIR THE USE OF THE SURFACE OF THE LAND HEREBY CONVEYED OR OF ANY IMPROVEMENTS (INCLUDING THE SUBSURFACE PORTIONS OF ANY IMPROVEMENTS) NOR OR HEREAFTER CONSTRUCTED ON THE LAND, AS RESERVED BY SANTA FEE LAND IMPROVEMENT COMPANY, BY DEED RECORDED JULY 17, 1984 AS INSTRUMENT NO. 84-293742 OF OFFICIAL RECORDS.

PARCEL 2:

THAT PORTION OF THE RESUBDIVISION OF THE TOWN OF SAINT JAMES, AS PER MAP RECORDED IN BOOK 3, PAGE 25 OF MISCELLANEOUS MAPS,  IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHERLY LINE OF THE LAND DESCRIBED IN NEED TO SUSIE SPELCH AND OTHERS, RECORDED JANUARY 28, 1957 IN BOOK 3784, PAGE 143 OF OFFICIAL RECORDS, WITH THE WESTERLY LINE OF THE LAND DESCRIBED IN DEED TO SOUTHERN CALIFORNIA RAILWAY RECORDED OCTOBER 3, 1902 IN BOOK 72, PAGE 247 OF DEEDS; THENCE SOUTHERLY ALONG

EXHIBIT “A”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTION

EXHIBIT “A”
(continued)

SAID WESTERLY LINE TO THE NORTHERLY LINE OF LAND DESCRIBED IN DEED TO ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY RECORDED MARCH 18, 1958 IN BOOK 4230, PAGE 254 OF OFFICIAL RECORDS;  THENCE WESTERLY ALONG SAID NORTHERLY LINE TO THE INTERSECTION WITH A LINE PARALLEL WITH AND DISTANT WESTERLY 150.00 FEET MEASURED AT RIGHT ANGLES FROM SAID WESTERLY LINE OF LAND DESCRIBED IN SAID DEED TO SOUTHERN CALIFORNIA RAILWAY; THENCE NORTHERLY ALONG SAID PARALLEL LINE TO THE INTERSECTION WITH SAID NORTHERLY LINE OF SAID LAND DESCRIBED IN SAID DEED TO SPELCH; THENCE EASTERLY ALONG SAID NORTHERLY LINE TO THE POINT OF BEGINNING.

EXCEPT THEREFROM THAT PORTION THEREOF INCLUDED WITHIN PARCEL 1 ABOVE.

ALSO EXCEPT ALL OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES CONTAINED IN THE ABOVE-DESCRIBED REAL PROPERTY, PROVIDED THAT GRANTOR, ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT TO GO UPON THE SURFACE OF SAID REAL PROPERTY FOR THE PURPOSE OF EXTRACTING SAID OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES, NOR FOR ANY PURPOSE IN CONNECTION THEREWITH, BUT SHALL HAVE THE RIGHT TO EXTRACT AND REMOVE SAID OIL, GAS AND OTHER HYROCARBON AND MINERAL SUBSTANCES BY MEANS OF SLANT-DRILLED WELLS LOCATED ON ADJACENT OR NEARBY LAND, OR BY ANY OTHER MEANS WHICH SHALL NOT REQUIRE ENTRY UPON THE SURFACE OF SAID REAL PROPERTY; PROVIDED HOWEVER, THAT THE EXERCISE OF SUCH RIGHTS BY GRANTOR SHALL NOT INTERFERE WITH OR IMPAIR THE USE OF THE SURFACE OF THE LAND HEREBY CONVEYED OR OF ANY  IMPROVEMENTS (INCLUDING THE SUBSURFACE PORTIONS OF ANY IMPROVEMENTS) NOR OR HEREAFTER CONSTRUCTED ON THE LAND, AS RESERVED BY SANTA FE LAND IMPROVEMENT COMPANY, BY DEED RECORDED JULY 17, 1984 AS INSTRUMENT NO. 84-293742 OF OFFICIAL RECORDS.

EXHIBIT “A”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTION

EXHIBIT “B”

FORM OF GRANT DEED

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

_____________________________
_____________________________
_____________________________
_____________________________
Attn:_________________________

(Space Above For Recorder’s Use)
The undersigned grantor declares:
Documentary Transfer Tax is $___________ City Tax $___________
Computed on full value of property conveyed

Assessor’s Parcel Numbers:

GRANT DEED

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, VOLT ORANGECA REAL ESTATE CORP, a Delaware corporation (“Grantor”) hereby grants to ________________________________, a _______________________, that certain real property (“Property”) in the City of Orange, County of Orange, State of California, which is more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference.

This conveyance is made subject to (i) all covenants, conditions, restrictions, rights of way, easements, reservations, and other matters of record; (ii) all laws, rules and regulations governing the use and development of the Property; and (iii) all non-delinquent real property taxes and general and special assessments.

EXHIBIT “B”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the _____ day of ________________, 2016.

GRANTOR:

VOLT ORANGECA REAL ESTATE CORP, a Delaware corporation

By:
Name:
Title:

EXHIBIT “B”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of _______________________
County of  _____________________

On ______________________________ before me, _________________________________________________, Notary Public,
(here insert name and title of the officer)
personally appeared ___________________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)

EXHIBIT “B”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

EXHIBIT “A”

DESCRIPTION OF THE REAL PROPERTY

EXHIBIT “A”
TO GRANT DEED

EXHIBIT “C”

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of an U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of an U.S. real property interest by Volt Orangeca Real Estate Corp., a Delaware corporation (“Transferor”), the undersigned certifies the following on behalf of Transferor:

1.           Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.           Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

3.           Transferor’s U.S. employer identification number is 13-3227384; and

4.           Transferor’s office address is 1133 Avenue of the Americas, New York, New York 10036.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.  I further declare that I have authority to sign this document on behalf of Transferor.

Dated:  _______________, 2016

SELLER:

VOLT ORANGECA REAL ESTATE CORP., a Delaware corporation

By:
Name:
Title:

EXHIBIT “C”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

EXHIBIT “D”

HAZARDOUS SUBSTANCES

The term “Hazardous Substance” as used in this Agreement means any hazardous substance, hazardous waste, or toxic substance as defined in any federal, state or local statute, ordinance, rule, regulation or order applicable to the Property and shall include, without limitation, any substance, chemical, compound, waste, material or mixture which is (or which contains or is the decomposition product of any substance, chemical compound, or mixture which is):

(1)           a “Hazardous Substance”, “Hazardous Material”, “Hazardous Waste”, or “Toxic Substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1701, et seq., or the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq., the Federal Water Pollution Control Act, the Clean Air Act, the Toxic Substances Control Act, the Refuse Act, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the Hazardous Waste Control Law, or under any regulations adopted and publications promulgated pursuant to such laws;

(2)           an “Extremely Hazardous Waste”, a “Hazardous Waste”, or a “Restricted Hazardous Waste”, under §§ 25115, 25117 or 25122.7 of the California Health and Safety Code, or is listed or identified pursuant to §§ 25140 or 44321 of the California Health and Safety Code;

(3)           a “Designated Waste” under California Water Code § 13173.

(4)           a “Hazardous Material”, “Hazardous Substance”, “Hazardous Waste”, “Toxic Air Contaminant”, or “Medical Waste” under §§ 25281, 25316, 25501, 25501.1, 25023.2 or 39655 of the California Health and Safety Code;

(5)           “Oil” or a “Hazardous Substance” listed or identified pursuant to § 311 of the Federal Water Pollution Control Act, 33 U.S.C. § 1321, as well as any other hydrocarbonic substance, by-product or waste;

(6)           listed or defined as a “Hazardous Waste”, “Extremely Hazardous Waste”, or an “Acutely Hazardous Waste” pursuant to Chapter 11 of Title 22 of the California Code of Regulations;

(7)           listed by the State of California as a chemical known by the State to cause cancer or reproductive toxicity pursuant to § 25249.8(a) of the California Health and Safety Code;

(8)           a material which due to its characteristics or interaction with one or more other substances, chemical compounds, or mixtures, damages or threatens to damage, human or animal health, public or worker safety, or the environment, or is required by any law or public agency to be remediated, including remediation which such law or public agency requires in order for the Property to be put to any lawful purpose;

EXHIBIT “D”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

(9)           any material the presence of which would require remediation pursuant to the guidelines set forth in the State of California Leaking Underground Fuel Tank Field Manual, whether or not the presence of such material resulted from a leaking underground fuel tank;

(10)         pesticides regulated under the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.;

(11)         radon, asbestos, PCBs, and other substances regulated under the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq. or other applicable laws;

(12)         any radioactive material including, without limitation, any “source material”, “special nuclear material”, “by-product material”, “low-level wastes”, “high-level radioactive waste”, “spent nuclear fuel” or “transuranic waste”, “special waste” and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq., the Nuclear Waste Policy Act, 42 U.S.C. §§ 10101 et seq., or pursuant to the California Radiation Control Law, California Health and Safety Code §§ 25800 et seq.;

(13)         industrial process and pollution control wastes, whether or not “hazardous” within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq. or the Hazardous Waste Control Act, California Health and Safety Code §§ 25100 et seq.;

(14)         “waste” under Section 13050 of the California Water Code, or in regulations adopted and publications promulgated pursuant to such laws;

(15)         regulated under the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., or the California Occupational Safety and Health Act, California Labor Code §§ 6300 et seq.; and/or

(16)         regulated under the Clean Air Act, 42 U.S.C. §§ 7401 et seq. or pursuant to  Division 26 of the California Health and Safety Code.

EXHIBIT “E”

FORM OF GENERAL ASSIGNMENT

This Assignment of Intangibles dated as of _______________, 2016 (this “Assignment”) is entered into by and between Volt Orangeca Real Estate Corp., a Delaware corporation (“Assignor”), and ________________________________ (“Assignee”) in connection with that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of [•], by and between Assignor and Assignee (the “PSA”).  All capitalized terms used but not otherwise defined herein have the meanings set forth in the PSA.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Effective as of the Closing, Assignor hereby assigns to Assignee, to the extent assignable, all of its right, title and interest in and to the following items relating to the Property (collectively, “Intangible Property”):

(a)           any warranties, guarantees and indemnities (each, a “Warranty”) (including, without limitation, those for workmanship, materials and performance) which may exist from, by or against any contractor, subcontractor, manufacturer, laborer or supplier of labor, materials or’ other services relating to the Property; provided, however, to the extent Tenant is required to maintain, repair, or replace property covered by any such Warranty, Assignee agrees that upon Assignor’s request, Assignee will cooperate to partially assign such Warranty to Assignor on a non-exclusive basis for the purpose of Assignor pursuing its rights, claims, and remedies thereunder.  Without limitation of the foregoing, each of Assignee and Assignor shall cooperate with and assist the other party in the filing and prosecution of any claim that may arise under or pursuant to any Warranty;

(b)           any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, and alteration of the building(s) and improvements which are part of the Property;

(c)           all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps, development rights and entitlements now or hereafter issued, approved or granted by any governmental entity in connection with the Property, together with all renewals and modifications thereof; provided, however, any licenses, permits, approvals, or certificates of occupancy that would customarily be held by a tenant and not the landlord under a triple net lease shall be excluded from this Assignment and shall be transferred and assigned from Assignor to Tenant;

(d)           all claims and causes of action, if any, arising out of or in connection with the Property arising prior to the date hereof, other than worker’s compensation claims regarding incidents relating to the Property, which shall be retained by Seller and/or Tenant; and

EXHIBIT “E”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

(e)           subject to Tenant’s right to appeal taxes as set forth in the Lease, any and all rights of Assignor to commence, initiate, pursue or appeal any tax appeal(s) in connection with the Property with respect to any tax year.

2.
Notwithstanding anything contained herein to the contrary, in no event shall any intellectual property be transferred or assigned by Assignor to Assignee hereunder, including, without limitation (a) any right to the use of the name “Volt”, and (b) any websites, domain names, mailing lists or other similar internet-related intangible property.

3.
Assignor warrants and represents that as of the Closing, there are no assignments of, or agreements to, assign the Intangible Property to any other party. In the event of any litigation between the parties hereto arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, attorneys’ fees.

4.
Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, and its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, and its successors and assigns, to fully realize and enjoy the rights and interests assigned hereby.  Furthermore, if any intangible property used in connection with the Property is not assignable, at any time and from time to time upon written request therefor, Seller shall use reasonable efforts to assign any such intangible property to Seller.

5.	This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

6.	This Assignment shall be governed by and construed in accordance with the laws of the State of California.

7.
This Assignment is to be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument and may be delivered by facsimile or other electronic means.

8.
Except for Seller’s representations and warranties as expressly set forth in the PSA, the assignment of the Intangible Property is and will be made on an “AS-IS” basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning the value of the Intangible Property the compliance of the Intangible Property with applicable laws and regulations.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

VOLT ORANGECA REAL ESTATE CORP., a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

a

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT “F”

LITIGATION, ZONING, AND COMPLIANCE DISCLOSURES

•	Section 11.2(e) “Litigation”: None.

•	Section 11.2(h) “Zoning”: None.

•	Section 11.2(h) “Compliance with Laws”: None.

EXHIBIT “F”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

EXHIBIT “G”

LEASE

See attached.

EXHIBIT “G”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

EXHIBIT “I”

FORM OF SPRINT LEASE ASSIGNMENT

This Assignment of Lease (“Assignment”), dated as of _______________, 2016 (the “Effective Date”), is entered into by and between Volt Orangeca Real Estate Corp., a Delaware corporation (“Assignor”), and [•] (“Assignee”) in connection with that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of [•], by and between Assignor and Assignee (the “PSA”).  All capitalized terms used but not otherwise defined herein have the meanings set forth in the PSA.

1.            RECITALS

A.
Assignor is the landlord under that certain lease between Assignor and Cox PCS Assets, LLC dated April 4, 1996, as amended, and incorporated herein, including without limitation, all guaranties and agreements in connection with such lease (the “Lease”); and

B.	Assignor desires to assign its interest in the Lease to Assignee, and Assignee desires to accept the assignment thereof.

2.           AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Effective as of the Effective Date, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease.

2.	Assignor warrants and represents that as of the Effective Date, there are no assignments of or agreements to assign the landlord’s interest in the Lease to any other party.

3.
For a period of one (1) year from the Effective Date, Assignor hereby agrees to defend and indemnify Assignee against and hold Assignee harmless from any and all costs, liabilities, losses, damages or expenses arising out of Assignor’s obligations under the Lease, including, without limitation, attorneys’ fees, arising out of or relating to:  (a) any and all events or occurrences occurring prior to the Effective Date (as defined below) including tenant claims made after the Effective Date based on landlord defaults before the Effective Date, and (b) to the extent not covered by the foregoing clause (a), any and all third-party claims for bodily injury or property damage based on events or occurrences occurring prior to the Effective Date.

4.
For a period of one (1) year from the Effective Date, Assignee hereby agrees to defend and indemnify Assignor against and hold Assignor harmless from any and all costs, liabilities, losses, damages or expenses, including, without limitation, attorneys’ fees, arising out of or relating to events occurring after the Effective Date

EXHIBIT “I”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

and arising out of Assignee’s obligations as landlord under the Lease, including but not limited to: (a) obligations made under the Lease, such as tenant claims made after the Effective Date based on landlord defaults after the Effective Date, and (b) to the extent not covered by the foregoing clause (a), any third-party claims for bodily injury or property damage based on events or occurrences occurring after the Effective Date.

5.
In the event of any litigation between the parties hereto arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, attorneys’ fees.

6.	This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

7.	This Assignment shall be governed by and construed in accordance with the laws of the State of California.

8.
This Assignment is to be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument and may be delivered by facsimile or other electronic means.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

VOLT ORANGECA REAL ESTATE CORP., a Delaware corporation

By:
Name:
Title:

ASSIGNEE:
[•], a [•]

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT “J”

FORM OF AMENDMENT TO ORIGINAL MASTER LEASE
FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made this 4th day of March, 2016 (the “Effective Date”), by and between Volt Orangeca Real Estate Corp. (as “Original Landlord”) and Volt Information Sciences, Inc. (as “Tenant”).

W I T N E S S E T H:

A.           Original Landlord and Tenant entered into that certain Lease dated September 1, 2001 for certain real property commonly known as 2401, 2411 and 2421 N. Glassell Street in Orange, California (the “Premises”) (the “Original Master Lease”).

B.           Contemporaneously with the execution of this Amendment, Original Landlord has sold and conveyed the Premises to Glassell Acquisitions Partners LLC (“New Landlord”).

C.           In connection with Original Landlord’s sale of the Premises to New Landlord, New Landlord and Tenant have entered into a separate Lease for the Premises dated February __, 2016 (the “New Master Lease”).

D.           Original Landlord and Tenant intend for the New Master Lease to amend, restate and supersede the Original Master Lease in its entirety for purposes of setting forth the terms and provisions of Tenant’s leasehold estate as to Premises, except as otherwise expressly set forth herein with respect to the SA Recycling Sublease (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1.           SA Recycling Sublease.  In connection with the sale of the Premises to New Landlord, Tenant is obligated to use commercially reasonable efforts to obtain an amendment (the “Sublease Amendment”) to that certain Sublease between Volt Information Sciences, Inc. and SA Recycling, LLC (“SA Recycling”) dated July 8, 2010 (as amended, the “SA Recycling Sublease”).  The Sublease Amendment will, among other things, recognize the New Master Lease as the “Master Lease” under the SA Recycling Sublease.  For purposes of avoiding the unintentional termination, cancellation or modification of the SA Recycling Sublease in connection with Original Landlord’s conveyance of the Premises and the execution and delivery of the New Master Lease, Original Landlord and Tenant acknowledge and agree that (a) Tenant’s leasehold interest in the Premises, from which SA Recycling’s subleasehold interest derives, has not been terminated, but rather has been continued subject to the terms and provisions of the New Master Lease, (b) until the Sublease Amendment is fully-executed and approved by New Landlord, the terms and provisions of the Original Master Lease will remain in effect solely as applicable to the SA Recycling Sublease and solely to the extent such terms and provisions are expressly incorporated into the SA Recycling Sublease, (c) in all other respects, the Original Master Lease shall be amended, restated and superseded in its entirety by the New Master Lease, (d) New Landlord will not assume any obligation under the Original Master Lease, as amended by this Amendment, and (e) upon the full execution and delivery of the Sublease Amendment, the Original Master Lease shall be deemed terminated, and the “Master Lease” under the Sublease will be the New Master Lease.

EXHIBIT “J”
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

2.           California Law.  This Amendment shall be construed and interpreted under the laws of the State of California.

3.           Counterparts.  This Amendment shall become effective only upon the execution and delivery by both Original Landlord and Tenant as evidenced by each party’s respective signatures on the signature page below.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together constitute one and the same document.  Signatures provided by telecopy or electronic means (such as a PDF) shall have the same binding effect as original signatures.

[No further text on this page.]

IN WITNESS WHEREOF, Original Landlord and Tenant have executed this Amendment of the day and year first above written.

ORIGINAL LANDLORD:

VOLT ORANGECA REAL ESTATE CORP., a Delaware corporation

By:
Name:
Title:

TENANT:

VOLT INFORMATION SCIENCES, INC., a New York corporation

By:
Name:
Title:

[No further text on this page.]

ACKNOWLEDGED AND AGREED
(expressly subject to clause (d) of
paragraph 1 of this Amendment):

NEW LANDLORD:

GLASSELL ACQUISITIONS PARTNERS LLC,
a Delaware limited liability company

By:	Hines Glassell Acquisitions Partners LLC,
its managing member

	By:	Hines Glassell Associates Limited Partnership,
its sole member

		By:	Hines Investment Management Holdings Limited Partnership,
its general partner

			By:	HIMH GP LLC,
its general partner

				By:	Hines Real Estate Holdings Limited Partnership,
its sole member

					By:	JCH Investments, Inc.,
its general partner

By:
Name:
Title:

SCHEDULE 1
CONTRACTS AND LEASE TO BE ASSUMED BY BUYER [§11.2(k)]

Sprint Lease

SCHEDULE 1
TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

by and between

VOLT ORANGECA REAL ESTATE CORP.

(“Seller”)

and

GLASSELL GRAND AVENUE PARTNERS, LLC

(“Buyer”)